Exhibit 99.1

NEWS RELEASE

For Release:        Immediately

Contact:         Frank H. Boykin, Chief Financial Officer (706) 624-2695

MOHAWK INDUSTRIES REPORTS RECORD Q1 RESULTS

Calhoun, Georgia, April 27, 2017 - Mohawk Industries, Inc. (NYSE:MHK) today announced 2017 first quarter record net earnings of $201 million and diluted earnings per share (EPS) of $2.68, a 16.5% increase versus prior year. Excluding restructuring, acquisition expenses and other charges, net earnings were $203 million, and EPS was $2.72, a 14% increase over last year’s first quarter adjusted EPS. Net sales for the first quarter of 2017 were $2.22 billion, up 2% versus the prior year’s first quarter as reported and 4% applying constant days and currency rates. For the first quarter of 2016, net sales were $2.17 billion, net earnings were $172 million and EPS was $2.30; excluding restructuring, acquisition and other charges, net earnings were $177 million and EPS was $2.38.
Commenting on Mohawk Industries’ first quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “Our sales and earnings per share set records for the first quarter with volume, mix and productivity adding approximately $60 million to operating income. Our operating margin for the quarter rose to 12.4%, a 110 basis point improvement over the prior year and the highest first quarter result in the company’s history. Our first quarter sales grew as expected, with Flooring North America and Rest of the World outpacing Global Ceramic growth on a constant days and currency basis. This year around the world, we plan to invest more than $750 million to expand our production in most product categories. In addition, we are entering the European carpet tile and counter top markets as well as the Russian sheet vinyl business. In April, we completed the acquisition of two small ceramic manufacturers in Europe and a carpet nylon polymerization plant in the U.S.; in May, we anticipate purchasing a mine for our U.S. ceramic operations. We are initiating many price increases across our portfolio which should cover our material costs in the third quarter.

“For the quarter, our Global Ceramic Segment sales increased approximately 2% as reported and on a constant days and currency basis. Operating income for the segment rose approximately 16% as reported to a margin of 15%. In the period, the growth rate was lower due to customer inventory adjustments and postponed product transitions in North America, severe weather in Russia and Eastern Europe and a weaker Mexican Peso. Purchasing patterns have now returned to normal, and our sales growth is increasing. To recover increasing costs, we announced a general price increase in North America, which should be implemented by the end of the second quarter. Our recent investments in our North American ceramic business will propel our growth through the remainder of the year. Our new Tennessee facility is operating at planned volume and quality levels, and we are using the plant’s advanced technology to introduce premium products, such as sophisticated metallic and glazed color body collections. In the U.S. this year, we are planning to open 18 to 20 new ceramic tile or stone centers to expand our distribution. Our ceramic sales in Mexico continue to outpace the growing market, and we are developing new collections and distribution to utilize the additional capacity when our Salamanca expansion becomes operational later this year. In Europe, our ceramic business increased our profitability as a result of improved product mix, productivity and equipment upgrades. With the investments we have made in Russia, our domestic ceramic collections with award-winning designs and large sizes up to ten-feet long are replacing premium imported products.
“During the quarter, our Flooring North America Segment’s sales increased 4% as reported or 5% on a constant day’s basis. Operating income grew 22% to a margin of 10% as reported. Our raw materials have risen, and we are increasing prices as necessary. Sales of our hard surface products continue to outpace our carpet category, with our LVT and premium laminate growing the fastest. Our residential carpet sales performed well in the period with ongoing strength from our proprietary SmartStrand franchise. During the quarter, we introduced SmartStrand Silk Reserve, the next generation of ultra-soft carpet, which has extended our leadership in premium carpet. We anticipate continued sales improvement with our new tufted, printed and woven commercial carpet technologies, and we are extending our design leadership in carpet tile. With their superior design and performance, our flexible, rigid and commercial LVT collections are being well accepted across all channels of the market. Our sheet vinyl sales strategy has improved our position with Mohawk retailers, independent distributors and home centers. Sales of our laminate collections remained strong with our unique styling and performance features and our new production line should be operational in the fourth quarter. We have upgraded our wood offering to meet the growing demand for wider planks with rich textures and sophisticated colors. After implementing residential and commercial carpet price increases, we announced additional pricing actions in carpet and sheet vinyl in May due to unforeseen increases in our raw materials. We anticipate that these increases will cover our costs in the third quarter.
“For the quarter, our Flooring Rest of the World Segment’s sales increased 1% as reported and 3% on a constant days and currency basis and operating margin was 15% as reported. The segment’s operating margin was down versus prior year due to higher material costs and currency changes. We are increasing prices across most product categories to offset higher material costs, which should cover the costs in the third quarter. All of our LVT brands grew significantly during the period as we increased our production and expanded our distribution and product offering. Our new LVT product introductions are being well received across all channels due to their unique design and performance attributes. Our sheet vinyl sales lagged compared to last year as low inventories from earlier plant disruptions limited our service. We anticipate normalized sheet vinyl sales in the second quarter. Our laminate production in Europe is running at capacity, and we are preparing for the installation of new equipment that will give us additional capabilities to extend our lead in the category. Our insulation board sales continued to increase during the period, and our wood panel sales are growing with expanded margins as we improve our mix, capacity and efficiencies.
“We remain optimistic about the economy, the flooring industry and Mohawk’s potential. Our second quarter sales growth should accelerate sequentially on a local basis, and our operating income should improve despite inflation, expiring patents and a weaker British Pound. We are implementing product price increases across the enterprise due to escalating material costs. Our capital investments and process improvements will continue to yield higher productivity. This quarter, we will finalize four acquisitions that will broaden our product offering, geographic penetration and competitive position. Taking all of this into account, our adjusted EPS guidance for the second quarter is $3.53 to $3.62, including our acquisitions. In the third quarter, higher pricing and productivity as well as lower currency headwinds should improve our results. As we stated last quarter, this year’s sales growth, prior to acquisitions, will be similar to last year, and our adjusted operating margin will increase slightly. We are investing at record levels with upfront start-up and marketing costs this year to enhance our long-term growth and make Mohawk a more profitable company.

ABOUT MOHAWK INDUSTRIES
Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry-leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Daltile, Durkan, IVC, Karastan, Marazzi, Mohawk, Mohawk Group, Pergo, Quick-Step and Unilin. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, Europe, India, Malaysia, Mexico, New Zealand, Russia and the United States.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in raw material prices and other input costs; inflation and deflation in consumer markets; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, April 28, 2017, at 11:00 AM Eastern Time
The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local. Conference ID # 5364682. A replay will be available until Friday, May 26, 2017, by dialing 855-859-2056 for US/local calls and 404-537-3406 for International/Local calls and entering Conference ID # 5364682.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)
Consolidated Statement of Operations Data	Three Months Ended
(Amounts in thousands, except per share data)	April 1, 2017	April 2, 2016

Net sales	$2,220,645	2,172,046
Cost of sales	1,540,292	1,532,367
Gross profit	680,353	639,679
Selling, general and administrative expenses	405,569	394,007
Operating income	274,784	245,672
Interest expense	8,202	12,301
Other expense (income), net	(2,832)	3,429
Earnings before income taxes	269,414	229,942
Income tax expense	68,358	57,825
Net earnings including noncontrolling interest	201,056	172,117
Net earnings attributable to noncontrolling interest	502	569
Net earnings attributable to Mohawk Industries, Inc.	$200,554	171,548

Basic earnings per share attributable to Mohawk Industries, Inc.
Basic earnings per share attributable to Mohawk Industries, Inc.	$2.70	2.32
Weighted-average common shares outstanding - basic	74,212	73,976

Diluted earnings per share attributable to Mohawk Industries, Inc.
Diluted earnings per share attributable to Mohawk Industries, Inc.	$2.68	2.30
Weighted-average common shares outstanding - diluted	74,754	74,490

Other Financial Information
(Amounts in thousands)
Depreciation and amortization	$105,024	100,194
Capital expenditures	$201,270	140,833

Consolidated Balance Sheet Data
(Amounts in thousands)
	April 1, 2017	April 2, 2016
ASSETS
Current assets:
Cash and cash equivalents	$188,436	98,305
Receivables, net	1,497,908	1,406,725
Inventories	1,740,880	1,652,030
Prepaid expenses and other current assets	307,758	313,491
Total current assets	3,734,982	3,470,551
Property, plant and equipment, net	3,506,154	3,224,327
Goodwill	2,293,107	2,339,521
Intangible assets, net	835,761	950,975
Deferred income taxes and other non-current assets	357,513	306,941
Total assets	$10,727,517	10,292,315
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and commercial paper	$1,497,986	2,076,179
Accounts payable and accrued expenses	1,330,341	1,247,489
Total current liabilities	2,828,327	3,323,668
Long-term debt, less current portion	1,132,268	1,173,600
Deferred income taxes and other long-term liabilities	677,897	615,037
Total liabilities	4,638,492	5,112,305
Redeemable noncontrolling interest	24,201	23,432
Total stockholders' equity	6,064,824	5,156,578
Total liabilities and stockholders' equity	$10,727,517	10,292,315

Segment Information	As of or for the Three Months Ended
(Amounts in thousands)	April 1, 2017	April 2, 2016

Net sales:
Global Ceramic	$784,969	773,726
Flooring NA	939,496	906,364
Flooring ROW	496,180	491,956
Intersegment sales	—	—
Consolidated net sales	$2,220,645	2,172,046

Operating income (loss):
Global Ceramic	$116,036	99,777
Flooring NA	92,142	75,351
Flooring ROW	76,095	79,537
Corporate and eliminations	(9,489)	(8,993)
Consolidated operating income	$274,784	245,672

Assets:
Global Ceramic	$4,229,183	3,988,285
Flooring NA	3,528,062	3,267,529
Flooring ROW	2,801,782	2,926,959
Corporate and eliminations	168,490	109,542
Consolidated assets	$10,727,517	10,292,315

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)
	Three Months Ended
	April 1, 2017	April 2, 2016
Net earnings attributable to Mohawk Industries, Inc.	$200,554	171,548
Adjusting items:
Restructuring, acquisition and integration-related and other costs	3,978	7,718
Acquisitions purchase accounting (inventory step-up)	192	—
Income taxes	(1,415)	(2,277)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$203,309	176,989

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$2.72	2.38
Weighted-average common shares outstanding - diluted	74,754	74,490

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)
April 1, 2017
Current portion of long-term debt and commercial paper	$1,497,986
Long-term debt, less current portion	1,132,268
Less: Cash and cash equivalents	188,436
Net Debt	$2,441,818

Reconciliation of Operating Income to Adjusted EBITDA
(Amounts in thousands)					Trailing Twelve
	Three Months Ended				Months Ended
	July 2, 2016	October 1, 2016	December 31, 2016	April 1, 2017	April 1, 2017
Operating income	$350,692	378,307	305,272	274,784	1,309,055
Other (expense) income	5,807	(3,839)	3,190	2,832	7,990
Net (earnings) loss attributable to non-controlling interest	(926)	(949)	(760)	(502)	(3,137)
Depreciation and amortization	101,215	103,680	104,379	105,024	414,298
EBITDA	456,788	477,199	412,081	382,138	1,728,206
Restructuring, acquisition and integration-related and other costs	6,020	30,572	16,214	3,978	56,784
Acquisitions purchase accounting (inventory step-up)	—	—	—	192	192
Legal settlement and reserves	—	(90,000)	—	—	(90,000)
Release of indemnification asset	—	2,368	3,004	—	5,372
Tradename impairment	—	47,905	—	—	47,905
Adjusted EBITDA	$462,808	468,044	431,299	386,308	1,748,459

Net Debt to Adjusted EBITDA					1.4

Reconciliation of Net Sales to Net Sales on a Constant Exchange Rate and Constant Shipping Days
(Amounts in thousands)
	Three Months Ended
	April 1, 2017	April 2, 2016
Net sales	$2,220,645	2,172,046
Adjustment to net sales on constant shipping days	11,930	—
Adjustment to net sales on a constant exchange rate	18,180	—
Net sales on a constant exchange rate and constant shipping days	2,250,755	2,172,046

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate and Constant Shipping Days
(Amounts in thousands)
	Three Months Ended
Global Ceramic	April 1, 2017	April 2, 2016
Net sales	$784,969	773,726
Adjustment to net sales on constant shipping days	5,160	—
Adjustment to segment net sales on a constant exchange rate	(498)	—
Segment net sales on a constant exchange rate and constant shipping days	$789,631	773,726

Reconciliation of Segment Net Sales to Segment Net Sales on Constant Shipping Days
(Amounts in thousands)
	Three Months Ended
Flooring NA	April 1, 2017	April 2, 2016
Net sales	$939,496	906,364
Adjustment to net sales on constant shipping days	14,680	—
Segment net sales on constant shipping days	$954,176	906,364

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate and Constant Shipping Days
(Amounts in thousands)
	Three Months Ended
Flooring ROW	April 1, 2017	April 2, 2016
Net sales	$496,180	491,956
Adjustment to net sales on constant shipping days	(7,910)	—
Adjustment to segment net sales on a constant exchange rate	18,678	—
Segment net sales on a constant exchange rate and constant shipping days	506,948	491,956

Reconciliation of Gross Profit to Adjusted Gross Profit
(Amounts in thousands)
	Three Months Ended
	April 1, 2017	April 2, 2016
Gross Profit	$680,353	639,679
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	2,813	5,848
Acquisitions purchase accounting (inventory step-up)	192	—
Adjusted gross profit	$683,358	645,527

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(Amounts in thousands)
	Three Months Ended
	April 1, 2017	April 2, 2016
Selling, general and administrative expenses	$405,569	394,007
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(1,165)	(1,194)
Adjusted selling, general and administrative expenses	$404,404	392,813

Reconciliation of Operating Income to Adjusted Operating Income
(Amounts in thousands)
	Three Months Ended
	April 1, 2017	April 2, 2016
Operating income	$274,784	245,672
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	3,978	7,042
Acquisitions purchase accounting (inventory step-up)	192	—
Adjusted operating income	$278,954	$252,714

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Global Ceramic	April 1, 2017	April 2, 2016
Operating income	$116,036	99,777
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	204	766
Adjusted segment operating income	$116,240	100,543

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Flooring NA	April 1, 2017	April 2, 2016
Operating income	$92,142	75,351
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	2,313	3,676
Adjusted segment operating income	$94,455	79,027

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Flooring ROW	April 1, 2017	April 2, 2016
Operating income	$76,095	79,537
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	1,460	2,600
Acquisitions purchase accounting (inventory step-up)	192	—
Adjusted segment operating income	$77,747	82,137

Reconciliation of Earnings Including Noncontrolling Interests Before Income Taxes to Adjusted Earnings Including Noncontrolling Interests Before Income Taxes
(Amounts in thousands)
	Three Months Ended
	April 1, 2017	April 2, 2016
Earnings before income taxes	$269,414	229,942
Noncontrolling interests	(502)	(569)
Adjustments to earnings including noncontrolling interests before income taxes:
Restructuring, acquisition and integration-related & other costs	3,978	7,718
Acquisitions purchase accounting (inventory step-up)	192	—
Adjusted earnings including noncontrolling interests before income taxes	$273,082	237,091

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Three Months Ended
	April 1, 2017	April 2, 2016
Income tax expense	$68,358	57,825
Income taxes - reversal of uncertain tax position	—	—
Income tax effect of adjusting items	1,415	2,277
Adjusted income tax expense	$69,773	60,102

Adjusted income tax rate	25.6%	25.4%

The Company supplements its consolidated financial statements, which are prepared and presented in accordance with US GAAP, with certain non-GAAP financial measures. As required by the Securities and Exchange Commission rules, the tables above present a reconciliation of the Company’s non-GAAP financial measures to the most directly comparable US GAAP measure. Each of the non-GAAP measures set forth above should be considered in addition to the comparable US GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  The Company believes these non-GAAP measures, when reconciled to the corresponding US GAAP measure, help its investors as follows: Non-GAAP revenue measures that assist in identifying growth trends and in comparisons of revenue with prior and future periods and non-GAAP profitability measures that assist in understanding the long-term profitability trends of the Company's business and in comparisons of its profits with prior and future periods.
The Company excludes certain items from its non-GAAP revenue measures because these items can vary dramatically between periods and they can obscure underlying business trends. Items excluded from the Company’s non-GAAP revenue measures include: foreign currency transactions and translation, more or fewer shipping days in a period, and the impact of acquisitions.
The Company excludes certain items from its non-GAAP profitability measures because these items may not be indicative of, or are unrelated to, the company’s core operating performance. Items excluded from the Company’s non-GAAP profitability measures include: restructuring, acquisition and integration-related and other costs, legal settlements and reserves, tradename impairments, acquisition purchase accounting (inventory step-up), release of indemnification assets and the reversal of uncertain tax positions.